CONSULTING AGREEMENT

            AGREEMENT made as of this 8th day of October 2012 by and between CORPORATE RESOURCE SERVICES, INC. (the “Company”), a Delaware corporation, with its principal place of business at 160 Broadway, 11th floor, New York, NY 10038 and SPRUCE GOOSE INC. (the “Consultant”), a New Jersey corporation, with its principal place of business at 33 West 8th Street, Bayonne, New Jersey 07002.

            WHEREAS, the Consultant has certain securities and analytical expertise (the “Services”) which will be beneficial to the Company,

            WHEREAS, the Company wishes to engage such Services of the Consultant; and

WHEREAS, the parties wish to enter into this Consulting Agreement for the benefit of both the Company and Consultant.

NOW, THEREFORE, in consideration of the mutual premises herein contained, the parties agree as follows:

1.

Term of Agreement.            The term of this Agreement shall commence on October 1, 2012 and end on November 30, 2013 (the “Term”). Unless either party gives notice of its intent to terminate the Term (by its terms hereunder) upon not less than 30 days prior to the expiration of the Term (as may be extended from time to time), the Term automatically shall be extended for one or more periods consisting of three months.

2.	Fees and Expenses. (a) The retainer fees payable to the Consultant shall be as follows:

i.	$25,000 for the first month of the Term;
ii.	$20,000 for the second month of the Term; and
iii.	$12,000 for each subsequent month of the Term, as such Term may be extended from time to time.

(b) Consultant shall be reimbursed for reasonable out-of-pocket business related expenses.

(c) Any costs associated with the Consultant relating to growth, strategy, ventures and the like relating to the Company will be reimbursed upon submission, provided  Consultant received pre-approval of such expenses from the Company’s CFO.

3.            Company Common Stock.            Within ten business days of the execution of the Agreement, and in consideration of the Services, the Company shall issue to Consultant One Million (1,000,000) shares of Common Stock, $.001 par value. Thereafter, commencing on January 1, 2013, the Company shall issue to Consultant, in consideration of its Services, One Hundred Thousand (100,000) shares of Common Stock, $.001 par value each month from January 1, 2013 through and including October 1, 2013. The foregoing monthly share grants referred to in the previous sentence are contingent upon this Consulting Agreement remaining in full force and effect.

4.            Options to Purchase the Company’s Common Stock, $.001 par value.

(a) Within ten business days of the execution of this Agreement, the Consultant shall be issued options to purchase up to One Million (1,000,000) shares of the Company’s Common Stock, $.001 par value for a twenty-six month term unless expired prior thereto. All such options will be vested in equal bi-monthly increments over 14 months. The first option tranche will vest 2 months after grant. The exercise price of such options shall be the Closing market price of the shares on the business day immediately preceding the date of option grant.

(b) Upon a Company change in control, the options shall vest immediately.

5.            Amendment and Waiver.            Any term, covenant, agreement or condition in any option may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Consultant; provided that any Holder may waive any provision for its benefit.

6.            Governing Law.            ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF OPTIONS REFERRED TO HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

7.            Venue; Submission to Jurisdiction.            ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THE OPTIONS REFERRED TO HEREIN SHALL BE BROUGHT ONLY IN A COURT OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK AND HOLDER HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH

COURT FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDING, CONSULTANT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO HIM OR IT AT THE ADDRESS PROVIDED IN SECTION 7 HEREOF. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH HE OR IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

8.            Notices.            All notices, requests, demands and other communications permitted or required to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed conclusively to have been given (i) when personally delivered, (ii) when sent by facsimile (with hard copy to follow) during a Business Day (or on the next Business Day if sent after the close of normal business hours or on any non-Business Day), (iii) one Business Day after being sent by reputable overnight express courier (charges prepaid), or (iv) five Business Days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, requests, demands and communications to the parties shall be sent (i) to the Company, at its principal executive offices, and (ii) to the Consultant, at its address as it appears in the records of the Company.

9.            No Rights of Common Shareholder Until Exercise.            Until any one or more option is exercised, it does not entitle the Consultant to any rights of a holder of Common Shares. The only rights of a holder shall be those expressly provided for herein.

10.            Successors and Assigns.            The options referred to herein and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Company and the Consultant and shall be enforceable by the Consultant.

11.            Modification and Severability.            The provisions of the options referred to herein will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. To the fullest extent permitted by law, if any provision of any option, or the application thereof to any Person or circumstance, is invalid or unenforceable (a)a suitable and equitable provision will be substituted therefore in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of such option and the application of such provision to other Persons, entities or circumstances will not be affected by such invalidity or unenforceability.

            IN WITNESS WHEREOF, the parties agree to the terms of this Agreement.

                                                                        CORPORATE RESOURCE SERVICES, INC.

                                                                        by: /s/            Michael Golde

                                                                        SPRUCE GOOSE, INC.

                                                                        by: /s/            Brian Rice